UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 12, 2015 (May 7, 2015)

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut
Seguin, Texas 78155
(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480
(Registrant's telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2015, Alamo Group Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 19, 2015.

Set forth below, with respect to each proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes:

Proposal 1 - Election of directors

The majority of stockholders approved the election of all seven of the nominees for director to serve until the next Annual Meeting or until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Roderick R. Baty	9,525,227	26,512	4,948	737,286
Helen W. Cornell	9,525,879	29,051	4,757	737,286
Jerry E. Goldress	9,520,602	31,327	4,758	737,286
David W. Grzelak	9,525,683	26,055	4,949	737,286
Gary L. Martin	9,525,304	26,625	4,758	737,286
Ronald A. Robinson	9,524,738	27,213	4,736	737,286
James B. Skaggs	9,522,706	29,325	4,656	737,286

Proposal 2 - Ratification of appointment of KPMG LLP as independent auditor for fiscal year 2015

The appointment of KPMG LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2015 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
10,244,853	38,222	10,898	0

Proposal 3 - Approval of the Alamo Group Inc. 2015 Incentive Stock Option Plan

The majority of stockholders approved the Company’s 2015 Incentive Stock Option Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
9,201,023	341,365	14,299	737,286

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.
Date: May 12, 2015	By:	/s/ Robert H. George
Robert H. George,
Vice President-Administration